Exhibit 32.2

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of First PacTrust Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on May 10, 2006, (the “Report”), I. Regan Gallagher, Senior Vice President and Controller (Principal Financial and Accounting Officer) of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(4)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of March 31, 2006 and for the periods presented in the financial statements included in such report.

/s/ Regan Lauer
Name:	Regan Lauer

Title:	Senior Vice President/Controller
(Principal Financial and Accounting Officer)
Date:	May 10, 2006